UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2005

GENEX PHARMACEUTICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-102118	98-0383571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Guangyin Building, Youyibeilu, Hexi District, Tianjin City, China 300074
 (Address of principal executive offices) (Zip Code)

86-22-233-70440
(Registrant's telephone number, including area code)

KS E-Media Holdings, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

Effective November 16, 2005, Kabani & Company, Inc. ("Kabani") was dismissed as the Registrant's principal accountant engaged to audit the Registrant's financial statements. None of the reports of Kabani on the Registrant's financial statements since the last fiscal year ended December 31, 2004 contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. From the time Kabani was engaged as the Registrant's independent auditors and during any subsequent interim period preceding the dismissal, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Kabani's satisfaction, would have caused Kabani to make reference to the subject matter in connection with its report on the Registrant's financial statements during such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

The Registrant has requested Kabani to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant. A copy of such letter will be filed as an amendment to this Form 8K when received from Kabani.

Effective November 16, 2005, the Registrant engaged GC Alliance Limited, whose address is Suite 805, One Pacific Place, 88 Queensway, Hong Kong to audit the Registrant's financial statements.

The Board of Directors of the Registrant approved the change in accountants described herein on November 16, 2005.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1 Letter of Kabani & Company, Inc. dated November ___, 2005 regarding the change in certifying accountant. *

* To be filled by amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEX PHARMACEUTICAL, INC.
Date: November 16, 2005	By:

________________
Fuzhi Song
Chief Executive Officer